UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)     March 16, 2009
Volkswagen Auto Lease/Loan Underwritten Funding, LLC
(Depositor)
Volkswagen Auto Loan Enhanced Trust 2008-1
(Issuing Entity)
Delaware
(State or Other Jurisdiction of Incorporation)

333-133770	11-3650483
333-133770-05	26-6337444

(Commission File Numbers)	(Registrants’ I.R.S. Employer Identification Nos.)

2200 Ferdinand Porsche Drive
Herndon, VA	20171

(Address of Principal Executive Offices)	(Zip Code)
(703) 364-7000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K re: SSA Amendment

Item 1.01. Entry Into a Material Definitive Agreement.
On March 16, 2009, Volkswagen Auto Lease/Loan Underwritten Funding, LLC, as seller (the “Seller”), VW Credit, Inc., as servicer (the “Servicer”) and Citibank, N.A., as indenture trustee (the “Indenture Trustee”), entered into an Amendment to Sale and Servicing Agreement (the “Amendment”), dated as of March 16, 2009, pursuant to which the Sale and Servicing Agreement, by and among Volkswagen Auto Loan Enhanced Trust 2008-1, as issuer, the Seller, the Servicer, and the Indenture Trustee was amended.
Item 6.03. Change in Credit Enhancement or Other External Support.
Pursuant to the Amendment, the definition of “Specified Reserve Account Balance” was amended to increase the amount on deposit in the reserve account from $5,214,656.86 to $55,214,656.86. In addition, on March 16, 2009, Volkswagen Public Auto Loan Securitization, LLC, the sole certificateholder of the issuing entity, made a voluntary capital contribution to the issuing entity in the form of a deposit to the reserve account in the amount of $50,000,000.00, bringing the amount on deposit in the reserve account to $55,214,656.86.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit
No.	Document Description
10.1	Amendment to Sale and Servicing Agreement, dated as of March 16, 2009, between the Seller, the Servicer and the Indenture Trustee.
Form 8-K re: SSA Amendment

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 16 , 2009	VOLKSWAGEN AUTO LOAN ENHANCED TRUST 2008-1

By: VW Credit, Inc., as Servicer

	By:	/s/ Martin Luedtke

	Name:	Martin Luedtke
	Title:	Treasurer

	By:	/s/ Lawrence S. Tolep

	Name:	Lawrence S. Tolep
	Title:	Assistant Treasurer
Form 8-K re: SSA Amendment